LIFECORE BIOMEDICAL, INC. 2019 STOCK INCENTIVE PLAN

AS AMENDED THROUGH MARCH 20, 2024

SECTION 1. INTRODUCTION.

1.1 The Lifecore Biomedical, Inc. (f/k/a Landec Corporation) 2019 Stock Incentive Plan (the “Plan”) will be effective (the “Effective Date”) upon its approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2019 Annual Meeting of Stockholders of the Company. The Plan shall supersede the Existing Equity Plan effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plan on or after such date. However, this Plan shall not, in any way, affect awards under the Existing Equity Plan that are outstanding as of the Effective Date. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plan will continue in effect in accordance with its terms.

1.2 The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

1.3 The Plan seeks to achieve this purpose by providing for discretionary Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

1.4 The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

2.1 “Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries have a controlling interest in such entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.

2.2 “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, (i) a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option or (ii) the withholding of that number of Shares otherwise deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the aggregate Exercise Price.

2.5 “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement to the extent such agreement is in effect at the relevant time, any of the following events: (i) the Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by the Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12.1, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

2.6 “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the first to occur of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) the direct or indirect sale or exchange in a single transaction or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (iv) a complete liquidation or dissolution of the Company; or (v) a majority of the members of the Board is replaced during any 12-month period with members whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.8 “Committee” means a committee described in Section 3.

2.9 “Common Stock” means the Company’s common stock, par value $0.001 per share.

2.10 “Company” means Lifecore Biomedical, Inc. (f/k/a Landec Corporation), a Delaware corporation.

2.11 “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director; provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the securities of the Company or its Parent, Subsidiary or Affiliates.

2.12 “Director” means a member of the Board who is also an Employee.

2.13 “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Effective Date” means the date that the Plan is approved by the Company’s stockholders.

2.15 “Employee” means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

2.18 “Existing Equity Plan” means the Company’s 2013 Stock Incentive Plan.

2.19 “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following: (i) if the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ Global Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or (ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, consistent with the requirements of Section 409A or Section 422 of the Code, to the extent applicable.

2.20 “Fiscal Year” means the Company’s fiscal year.

2.21 “Grant” means any grant of an Award under the Plan.

2.22 “Incentive Stock Option” or “ISO” means a stock option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

2.23 “Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

2.24 “Non-Employee Director” means a member of the Board who is not an Employee.

2.25 “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

2.26 “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

2.27 “Optionee” means an individual, estate that holds an Option.

2.28 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.29 “Participant” means an individual or estate that holds an Award under the Plan.

2.30 “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a Parent, Company, Affiliate, Subsidiary, divisional, line of business, unit, project or geographical basis or in combinations thereof), including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings or refinancings. The Committee may provide that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goals.

2.31 “Performance Period” means any period as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

2.32 “Plan” means this Lifecore Biomedical, Inc. (f/k/a Landec Corporation) 2019 Stock Incentive Plan, as it may be amended from time to time.

2.33 [Reserved]

2.34 “SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.

2.35 “SEC” means the Securities and Exchange Commission.

2.36 “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

2.37 “Securities Act” means the Securities Act of 1933, as amended.

2.38 “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); except that, for purposes of Section 4.7(i) only, a Participant’s Service shall be deemed to terminate if he or she is an Employee and thereafter becomes a Consultant but, for the avoidance of doubt, a Participant’s Service shall not be deemed to terminate if he or she is an Employee and thereafter remains or becomes a Non-Employee Director (even if the Participant is also a Consultant) (it being understood that any post-termination exercise period set forth in Section 4.7(iii) or (iv) shall commence when the Participant ceases to provide Service in any capacity listed herein); provided, however, in all cases that there is no interruption or other termination of Service.

2.39 “Share” means one share of Common Stock.

2.40 “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

2.41 “Stock Grant” means Shares awarded under the Plan.

2.42 “Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.

2.43 “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

2.44 “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

2.45 “Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.

2.46 “Subsidiary” means any corporation (other than the Company) or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.47 “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1 Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation Committee shall be the Committee. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(a) The Committee shall have membership composition which enables it to make awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

(b) The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons, grant Awards under the Plan to such Key Service Providers and determine all terms of such Awards.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation: (i) selecting Key Service Providers who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement; (iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate; (v) interpreting the Plan; (vi) making all other decisions relating to the operation of the Plan; and (vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee may delegate (i) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Committee” will include the person or persons so delegated to the extent of such delegation.

3.3 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, and of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

4.1 General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.

4.2 Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent

Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.3 Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal, “drag-along rights” and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

4.4 Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

4.5 Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Before any Shares underlying an Award or any Award payments are released to a Participant with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.

4.6 No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a Stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued to such person (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

4.7 Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service. In no event shall an Option or SAR be exercisable following the end of the term of such Option or SAR, as applicable.

4.8 Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Subsidiaries or Affiliates may be settled in Shares if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 5).

4.9 Minimum Vesting Period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable date of Grant, and Awards whose grant or vesting is subject to the satisfaction of Performance Goals shall be subject to a performance period of not less than one year and subject to a vesting period of not less than one year from the applicable date of Grant. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) a substitute Award granted in connection with a transaction pursuant to Section 11.1 that does not reduce the vesting period of the Award being replaced, (iv) Awards made to Non-Employee Directors who elect to receive such Awards in exchange for cash compensation to which they would otherwise be or become entitled, (v) Awards made to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (vi) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 5.1. For the avoidance of doubt, this Section 4.9 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award agreement or otherwise.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS

5.1 Basic Limitation. The aggregate number of Shares reserved for Awards under the Plan shall be equal to (i) 3,059,797 Shares, plus (ii) any Shares that are represented by awards granted under the Company’s 2009 Stock Incentive Plan and 2013 Stock Incentive Plan (each such award, a “Prior Plan Award”) that are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Effective Date, subject to adjustment pursuant to Section 10, 3,059,797 of which may be issued as ISOs. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares. To the extent the Company grants any awards under the Plan between March 20, 2024 and the effective date of the Plan amendment proposed at the 2023 Annual Meeting of Stockholders, the available share reserve under the Plan (if the amendment is approved) will be reduced by the number of shares that the Company grants under the Plan, if any, during such period.

5.2 Additional Shares. If Awards expire, are forfeited or are terminated for any reason before being exercised or becoming vested or if the Awards are settled in cash, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 5.1: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or purchase price of an Award or Prior Plan Award; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award; (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction shall not reduce the number of Shares available for issuance under the Plan.

5.3 Dividend Equivalents. Any dividend equivalents distributed as Shares under the Plan shall be applied against the number of Shares available for Awards. Dividend equivalents distributed as cash shall have no impact on the number of Shares available for Awards.

5.4 Share Limits.

(a) Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares.

(b) Limits on SARs. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.

(c) Limits on Stock Grants and Stock Units. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.

(d) Limits on Awards to Non-Employee Directors. Notwithstanding sub-sections (a), (b) and (c) above, the maximum dollar value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any Fiscal Year to any individual Non-Employee Director shall not exceed $350,000. The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

6.1 Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No dividends or dividend equivalents will be paid with respect to Options.

6.2 Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.

6.3 Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant.

6.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven years from the date of Grant (five years from the date of Grant for ISO grants to 10-Percent Stockholders). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. Unless the Committee expressly provides otherwise, no Stock Option will be deemed to have been exercised until the Committee receives a notice of exercise (in form acceptable to the Committee) which may be an electronic notice, signed (including electronic signature in form acceptable to the Committee) by the appropriate person and accompanied by any payment required under the Award. A Stock Option exercised by any person other than the Participant will not be deemed to have been exercised until the Committee has received such evidence as it may require that the person exercising the Award has the right to do so.

6.5 Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(a) Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.

(b) Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(c) Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.5. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.5.

6.6 Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

6.7 Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and for no consideration and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation. No dividends or dividend equivalents will be paid with respect to SARs.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided that the vesting limitations set forth in Section 4.9 shall apply. The SAR Agreement shall also specify the term of the SAR which shall not exceed seven years from the date of Grant. A SAR

Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service.

7.5 Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

7.6 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything in the Plan to the contrary, no modification of a SAR shall, without the consent of the Participant, materially impair his or her rights or obligations under such SAR.

7.7 Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only for no consideration and to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

8.1 Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of a Stock Grant.

8.2 Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

8.3 Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

8.4 Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur in full or in installments upon satisfaction of the conditions specified in the Stock Grant Agreement, which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

8.5 Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only for no consideration and to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.5 shall be void. However, this Section 8.5 shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

8.6 Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided that any dividend payable with respect to such Stock Grant shall not be paid to the holder until the holder’s interest in such Stock Grant becomes non-forfeitable. A Stock Grant Agreement may require that any cash dividends be deemed to be reinvested in additional Shares subject to the Stock Grant (based on the Fair Market Value of a Share on the applicable dividend payment date). Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

8.7 Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

9.2 Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.

9.3 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.4 Vesting Conditions. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4.5; provided that the vesting limitations set forth in Section 4.9 shall apply. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

9.5 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding; provided that such dividend equivalents shall not be paid to the holder until the holder’s interest in the underlying Stock Unit becomes non-forfeitable. Dividend equivalents may be converted into additional Stock Units subject to the same conditions as the Stock Units with respect to which the dividend equivalents relate. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or compliance with, the requirements of Section 409A of the Code.

9.6 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Stock Unit.

9.9 Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only for no consideration and to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9.9 shall be void. However, this Section 9.9 shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 10. PROTECTION AGAINST DILUTION.

10.1 Basic Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence that constitutes an equity restructuring within the meaning of FASB ASC 718, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (i) the number of Shares and the kind of shares or securities available for future Awards under Section 5; (ii) the limits on Awards specified in Section 5; (iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or (iv) the Exercise Price under each outstanding SAR or Option. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10. Unless the Committee determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

10.2 Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10.1 above to take into account distributions to stockholders other than those provided for in Section 10.1, including, without limitation, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and the requirements of Section 409A of the Code, where applicable.

10.3 Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

10.4 Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

11.1 Default Vesting Provisions. Unless otherwise provided for in an individual Award agreement or employment agreement, and except to the extent that an Award meeting the requirements of Section 11.2(a) (a “Replacement Award”) is provided to the Participant to replace an existing Award (the “Replaced Award”), upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a) and (b) of this Section 11.1.

(a) Outstanding Awards that are Subject Solely to a Service Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

(b) Outstanding Awards that are Subject to a Performance Vesting Condition. Upon a Change in Control, subject to Section 11.3, a Participant’s then-outstanding Awards as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed achieved based on the greater of (i) target performance and (ii) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance). Such Awards shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement upon or within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).

11.2 Definition of Replacement Award.

(a) An Award shall qualify as a Replacement Award if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 11.2(b); (v) vesting conditions continue on the same terms as set forth in the Replaced Award, provided that any performance-based vesting conditions shall be deemed to be satisfied at the greater of (A) target performance and (B) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance); and (vi) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 11.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or SARs by reference to either their intrinsic value or their fair value.

(b) Upon an involuntary termination of service of a Participant by the Company or its successor other than for Cause within two years following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions. Replacement Awards in the form of (i) Options or SARs shall remain fully exercisable according to the terms of the applicable Award agreement, and (ii) other Awards shall be paid or settled upon or within thirty (30) days of such Participant’s termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A of the Code, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A of the Code.

11.3 Cashout of Awards.

(a) Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to any outstanding Option or SAR, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or SAR, in lieu of the right to exercise such Option or SAR or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR exceeds (ii) the aggregate Exercise Price under such Option or SAR. If the aggregate fair market value (on the date of the Change in Control) of the Shares that are subject to such Option or SAR is less than the aggregate Exercise Price or Grant Price (as applicable) of such Shares under such Option or SAR, such Option or SAR shall be cancelled without any payment.

(b) Unless otherwise provided for in an Award agreement and subject to the requirements of Section 11.1, in the event of a Change in Control, with respect to an Award (other than an Option or SAR) that would otherwise be payable in Shares, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the Shares that would otherwise then be payable under such Award.

(c) In the event the terms of a transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of such transaction or otherwise comply with Section 409A of the Code.

SECTION 12. LIMITATIONS ON RIGHTS.

12.1 Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant will be deemed to have agreed to the terms of the Award and the Plan, and expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

12.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a Stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.

12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.4 Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification). Notwithstanding anything to the contrary in the Plan, neither the Company, any Subsidiary, nor the Board, nor any person acting on behalf of the Company, any Subsidiary, or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

12.5 Additional Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Subsidiaries or Affiliates with respect to non-competition, nonsolicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with any Company policy or Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section or any other applicable law or regulation.

SECTION 13. WITHHOLDING TAXES.
13.1 General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to have the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired in satisfaction of all or a part of his or her withholding or income tax obligations (but not in excess of the maximum statutory withholding rate). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 14. DURATION AND AMENDMENTS.

14.1 Term of the Plan. The Plan shall become effective upon its approval by Company stockholders. The Plan shall terminate on the seventh anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 14, but previously granted Awards may continue beyond that date in accordance with their terms.

14.2 Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair in any material respect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules (including the Code and applicable stock exchange requirements).

14.3 Except as contemplated by Section 10 or 11 of the Plan, the Administrator may not, without obtaining stockholder approval, (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price per Share of such Options or SARs, or (b) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price per Share that is less than the Exercise Price per Share of the original Options or SARs.

SECTION 15. WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.